UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2020

Rodin Income Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland	333-221814	81-1144197
(State or other jurisdiction of incorporation)	(Commission File Numbers)	(IRS Employer Identification No.)

110 E. 59th Street, New York, NY 10022

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 938-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01.	Other Events.

Modification related to Delshah Mezzanine Loan

Delshah Mezzanine Loan

On September 21, 2018, Rodin Income Trust, Inc. (the “Company”), through an indirect subsidiary, RIT Lending, Inc. (“RIT Lending”) originated an $18 million fixed rate, mezzanine loan (the “Delshah Mezzanine Loan”) to DS Brooklyn Portfolio Mezz LLC (“Delshah Borrower”), an affiliate of Delshah Capital Limited (“Delshah”) for the acquisition of a 28-property multifamily portfolio located in Brooklyn and Manhattan, New York (the “Delshah Portfolio”) for a total acquisition cost of $102.67 million. The acquisition by Delshah of the Delshah Portfolio was further financed by a $70 million mortgage loan provided by Signature Bank (“Delshah Senior Loan”). The fee simple interest in the Delshah Portfolio is held by DS Brooklyn Portfolio Owner LLC, of which DS Brooklyn Portfolio Mezz LLC owns 100% of the membership interests. The Delshah Portfolio is comprised of 207 residential units and 19 commercial units that encompass 167,499 square feet.

In connection with the origination of the Delshah Mezzanine Loan, RIT Lending entered into a participation agreement with the Company’s sponsor, Cantor Fitzgerald Investors, LLC (“CFI”). RIT Lending originated the Delshah Mezzanine Loan with (i) cash from the initial public offering equivalent to a 5% participation interest in the amount of $900,000 in the Delshah Mezzanine Loan and (ii) proceeds from the sale to CFI of a 95% participation interest in the amount of $17.1 million in the Delshah Mezzanine Loan. As of September 30, 2020, the Company had repurchased participation interests in the Delshah Mezzanine Loan from CFI in the amount of $4.73 million, increasing the Company’s total interest in the Delshah Mezzanine Loan to 31.28%.

Summary of the modification

At Delshah’s request, the Company agreed to the following modification of the Delshah Mezzanine Loan, effective December 31, 2020. On December 31, 2020, an affiliate of Delshah paid down the original balance of the Delshah Mezzanine Loan by $1.8 million, resulting in a principal loan balance of $16.2 million. Concurrently with the pay down, $8.1 million (50% of the Delshah Mezzanine Loan) converted from the mezzanine loan to a preferred equity interest (“Delshah Preferred Equity Interest”) in DS Brooklyn Portfolio Holdings LLC, the sole owner of the Delshah Borrower, on the terms described below, to be held by RIT Lending (in such capacity, the “PE Member”). The other member of DS Brooklyn Portfolio Holdings LLC is DS Property Acquisitions LLC, an affiliate of Delshah (the “Operating Member”).

The remaining $8.1 million balance of the Delshah Mezzanine Loan remained outstanding as a mezzanine loan on the same terms as those in effect prior to the conversion. Following the conversion, CFI has 99% interest in the Delshah Mezzanine Loan and the Company has 1% interest in the Delshah Mezzanine Loan and 100% of the Delshah Preferred Equity Interest.

Except as set forth in this Current Report on Form 8-K, the other material terms of the Delshah Mezzanine Loan remain unchanged.

Delshah Preferred Equity Interests

The $8.1 million Delshah Preferred Equity Interest has the mandatory redemption date of the earlier of September 21, 2028 or the maturity date of either Delshah Senior Loan or Delshah Mezzanine Loan. In addition, the Operating Member may redeem the Delshah Preferred Equity Interest in whole or in part on any business day upon at least 5 business days prior written notice.

The preferred return for the Delshah Preferred Equity Interest until September 21, 2023 is 10.00%. At such date, the preferred return for the Delshah Preferred Equity Interest will change to the greater of (i) 10.25% or (ii) 740 basis points over the then existing five-year U.S. Treasury Note Yield, such interest rate then in effect for Delshah Preferred Equity Interest is referred to as the Mortgage Loan Interest Rate. However, in the event certain conditions described in the next sentence are not satisfied by September 21, 2023, the interest rate for the Delshah Mezzanine Loan will increase to the greater of (i) 11.25% or (ii) 840 basis points over the Mortgage Loan Interest Rate in effect. The interest rate modification conditions to be satisfied by September 21, 2023 are: (a) a minimum financing yield on the combined Delshah Mezzanine Loan, Delshah Senior Loan and Delshah Preferred Equity Interest amount of 7.0%; (b) a financing service coverage ratio of at least 1.10x, on the combined Delshah Mezzanine Loan,

Delshah Senior Loan and Delshah Preferred Equity Interest amount; and (c) the then outstanding balance of the combined Delshah Mezzanine Loan, Delshah Senior Loan and Delshah Preferred Equity Interest is not greater than 75.0% of the value of the Delshah Portfolio. The Operating Member has the right to cause any portion of the preferred return in excess of 9.1% to be paid as a payment-in-kind (including as an increase in the capital balance of the Delshah Preferred Equity Interest).

On the 10th day of each month, available cash flow will be distributed as follows: (i) to any reserves required under the operating agreement of DS Brooklyn Portfolio Holdings LLC (the “Operating Agreement”) for taxes or insurance premiums, (ii) to the accrued and unpaid return on any special contributions made by the PE Member pursuant to the Operating Agreement, (iii) to repayment of any special contributions made by the PE Member until paid in full, (iv) to the accrued and unpaid return on the Delshah Preferred Equity Interest, (v) provided no trigger event (as defined in the Operating Agreement) is continuing, to the payment of a cumulative return on the capital contribution made by the Operating Member at a rate equal to 15% (the “Operating Member Return”), (vi) to repayment of the capital balance of the Delshah Preferred Equity Interest, (vii) during the continuance of a trigger event, to the payment of the Operating Member Return, and (viii) any remaining amounts to be distributed on a pari passu basis 20% to PE Member and 80% to Operating Member. In addition, any excess proceeds will be used to pay down Delshah Preferred Equity Interest.

In connection with the modification, in addition to the covenants described above with respect to Delshah Mezzanine Loan, pursuant to the Operating Agreement, PE Member will receive certain enhanced control rights with respect to the Delshah Portfolio, including consent rights with respect to rent setting, choice of property management and/or leasing agent, certain approval rights with respect to dispositions, information rights with respect to net operating income, replacement of the joint venture manager upon occurrence of certain control events, and approval rights with respect to the joint venture’s bankruptcy.

In connection with the Delshah Preferred Equity Interest, Delshah paid the Company a fee totaling $60,750 (75 basis points on the $8.1 million amount of the Delshah Preferred Equity Interest).

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements (including those concerning the potential condominium conversion of the Property) that are based on the Company’s current expectations, plans, estimates, assumptions, and beliefs that involve numerous risks and uncertainties, including, without limitation, the ability of the Company to purchase the remainder of the interests as well as those risks set forth in the “Risk Factors” section of the Company’s Annual Report on the Form 10-K for the year ended December 31, 2019, as amended or supplemented by the Company’s other filings with the Securities and Exchange Commission. Forward-looking statements are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying any forward-looking statements will not materialize or will vary significantly from actual results. Variations of assumptions and results may be material. Factors that could cause actual results to differ materially from the Company’s expectations include, but are not limited to, the ability of the Delshah Borrower to effectively manage the Delshah Portfolio, the ability of Delshah to comply with the terms of the Delshah Mezzanine Loan and Delshah Preferred Equity Interest, the full extent of the impact and effects of the outbreak of coronavirus (COVID-19), changes in market rates for multifamily properties located in Manhattan and Brooklyn, future property values, the impact of any losses on cash flows and returns, property level cash flows, changes in economic conditions generally and the real estate and debt markets specifically, availability of capital, the ability to achieve targeted returns, generally accepted accounting principles, policies and rules applicable to REITs and the factors specified in the Company’s filings with the Securities and Exchange Commission. The foregoing list of factors is not exhaustive. To the extent that the Company’s assumptions differ from actual results, the Company’s ability to meet such forward-looking statements may be significantly and negatively impacted. You are cautioned not to place undue reliance on any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RODIN INCOME TRUST, INC.

Date: January 7, 2021	By:	/s/ Paul Pion
	Name:	Paul Pion
	Title:	Chief Financial Officer